UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Chaparral Energy, Inc. (“Chaparral”) is providing the following guidance for 2010.

2010 Capital Budget – The Board of Directors has approved a 2010 capital expenditures budget of approximately $174 million.

2010 Production – Chaparral forecasts total oil and gas production for the year to be between 8.0 million and 8.2 million barrels of oil equivalent.

2010 Expenses – Chaparral expects lease operating expenses per barrel equivalent to be in the range of $12 to $13, and it expects general and administrative expenses per barrel equivalent to be in the range of $3.30 to $3.50.

This current report contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events based on assumptions and estimations that management believes are reasonable given currently available information. Information on risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements is available in Chaparral’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2010	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans

	Title:	Chief Financial Officer and Executive Vice President